Exhibit 99.1

Middletown, CT	Contact: Kevin R. Hoben
December 14, 2016	(860) 704-6820

Omega Flex, Inc. (the “Company”) today announced that the Board of Directors declared a special dividend of $0.85 per share payable on January 6, 2017 to shareholders of record on December 26, 2016. In declaring this special dividend, the Board has restated its dividend policy of reviewing the cash needs of the Company from time to time, and based on results of operations, financial condition, capital expenditure plans, and consideration of possible acquisitions, as well as such other factors as the Board of Directors may consider relevant, determine on a quarterly basis whether to declare a dividend.

Kevin R. Hoben, President and CEO of Omega Flex, Inc., stated, “It is with great pleasure we have announced this special dividend to our shareholders. The company has had an excellent sales year, and currently presides over a strong balance sheet, with no debt and a significant cash reserve. There are opportunities for capital investment in 2017, but the board determined that it is appropriate to return some cash to the shareholders. The company continues to have adequate liquidity to meet its operating expenses and capital investment.”

This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of our control.

Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts but rather reflect our current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (including its subsidiaries and affiliates) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this news release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.